Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Entasis Therapeutics Holdings Inc.:

We consent to the use of our report incorporated by reference herein in the prospectus.

/s/ KPMG LLP

Boston, Massachusetts
March 23, 2021